Exhibit (h)(2)(vii)

AMENDMENT TO THE PARTICIPATION AGREEMENT

AMONG PROTECTIVE LIFE INSURANCE COMPANY,

GOLDMAN SACHS VARIABLE INSURNACE TRUST

AND GOLDMAN SACHS & CO. LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 23rd day of April, 2024 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), Goldman Sachs & Co. LLC, a New York limited liability company (the “Distributor”), and PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee life insurance company (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, Distributor and Company are parties to a certain Participation Agreement dated December 19, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend Schedule 1 and Schedule 3 of the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.

Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.

Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3 attached hereto.

3.

Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4.

Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.

Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:	/s/ Marci Green

Name:	Marci Green

Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Frank Murphy

Name:	Frank Murphy

Title:	Managing Director

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Steve Cramer

Name:	Steve Cramer

Title:	Chief Product Officer, Retirement Division

Schedule 1

Accounts of the Company

Investing in the Trust

Name of Account	Date Established	SEC 1940 Act Registration Number	Type of Product Supported by Account
The Protective Variable Annuity Separate Account	12/23/1993	811-08108	Variable Annuities
The Protective Variable Life Separate Account	2/15/1995	811-07337	Variable Life
PLICO Variable Annuity Account S	7/02/2020	811-23593	Variable Annuities
Protective COLI PPVUL	4/14/2020	Unregistered	PPVUL
Protective BOLI PPVUL	9/1/2020	Unregistered	PPVUL
Protective COLI PPVUL SV	4/14/2020	Unregistered	PPVUL
Protective COLI VUL	2/25/2020	811-23604	Registered COLI VUL

Schedule 3

Trust Classes and Series

Available Under each Class of Contracts

Effective April 15, 2024, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series

Elements Access

Elements Classic

Elements Plus

MileageCredit

Protective Advantage

Protective Aspirations

Protective Dimensions

Protective Dimensions II

Protective Dimensions III

Protective Dimensions IV

Protective Dimensions V

Protective Investors Benefit Advisor Variable Annuity

Protective Investors Benefit Advisory VUL

Protective Investors Choice VUL

Protective Premiere Executive

Protective Premiere I

Protective Premiere II

Protective Premiere III

Protective Premiere Protector

Protective Premiere Provider

Protective Premiere Survivor

Protective Preserver

Protective Preserver II

Protective Single Premium Plus

Protective Strategic Objectives

Protective Strategic Objectives II

Protective Variable Annuity (L,B,C Series)

Protective Variable Annuity

Protective Variable Annuity II

Protective Variable Annuity II B Series

Protective Variable Annuity Investor Series

ProtectiveAccess

ProtectiveAccess XL

ProtectiveRewards B2A

ProtectiveRewards Elite

ProtectiveRewards II

ProtectiveValues Access

ProtectiveValues Advantage

ProtectiveValues Variable Annuity

Schwab Genesis Advisory Variable Annuity

Schwab Genesis Variable Annuity

Transitions

All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)
Protective Private Placement VUL (Protective COLI PPVUL separate account, Protective BOLI PPVUL separate account, Protective COLI PPVUL SV separate account)	All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)
Protective Executive Benefits Registered VUL	All available Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)